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                                                                     Exhibit 5.1

                                  May 18, 1998


Borealis Technology Corporation
4070 Silver Sage Drive
Carson City, Nevada 89701

      RE:   REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

      We have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission on or about May 18, 1998 in connection with the registration for resale under the Securities Act of 1933, as amended, of 1,501,500 previously issued and outstanding shares of your Common Stock (the "Shares"). As your legal counsel, we have also reviewed the proceedings taken in connection with the issuance of the Shares.

      It is our opinion that the Shares are validly issued, fully paid and nonassessable.

      We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto.

                                    Very truly yours,

                                    WILSON, SONSINI, GOODRICH & ROSATI
                                    Professional Corporation


                                    /s/ Wilson Sonsini Goodrich & Rosati





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